Exhibit 10.17

February 15, 2022
[Name]
c/o XPO Logistics, Inc.
Five American Lane
Greenwich, Connecticut 06831

Dear [First Name],
Reference is hereby made to the letter agreement dated August 3, 2021 (the “August 2021 Letter Agreement”) which, in relevant part, amended the definition of “Change of Control” by adding a new clause (v) for purposes of the Performance-Based Restricted Stock Unit Award Agreement under the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), dated as of August 16, 2018 between you and XPO Logistics, Inc. (the “Company”) (the “2018 PSU Award Agreement”) and the Performance-Based Restricted Stock Unit Award Agreement under the Omnibus Plan, dated as of June 5, 2019 between you and the Company (the “2019 PSU Award Agreement” and, together with the 2018 PSU Award Agreement, the “PSU Award Agreements”).
1.This letter agreement (this “Letter Agreement”) amends clause (v) of the definition of Change of Control for purposes of the PSU Award Agreements to increase the applicable transaction thresholds from 50% to 75% and to clarify that “Eligible Transfer” only applies to a transaction or series of transactions with respect to an entire business or business line of the Company.

a.In order to effectuate these amendments, clause (v) of the definition of Change of Control for purposes of the 2018 PSU Award Agreement is hereby amended and restated in its entirety as follows:
“(v) the disposition of a substantial portion of the Company’s assets, businesses or business lines, which shall be deemed to occur on the first date on which there have occurred, taking into account only transactions occurring subsequent to December 31, 2018 (the “Measurement Date”), Eligible Transfers (as defined below) of:

(A) assets (inclusive only of assets held as of the Measurement Date) having a total value equal to, or in excess of, 75% of the assets of the Company as of the Measurement Date (it being understood that assets shall mean total assets as defined by U.S. GAAP and shall be measured, in all instances, as of the Measurement Date), or

(B) one or more businesses or lines of business (inclusive only of businesses and lines of business conducted as of the Measurement Date) representing at least 75% of the Company’s revenue (as defined for purposes of U.S. GAAP) (with revenue measured, in all instances, as the revenue generated over the Company’s fiscal year ending on the Measurement Date).

For purposes of this clause (v), “Eligible Transfer” means any sale, distribution  or other disposition of an entire business or business line, or of all the assets of an entire business or business line, in each case, in one or a series of transactions and, for such purposes, an entire business or business line means each of the Company’s Less-Than-Truckload, North American Transportation, European Transportation, North American Supply Chain and European Supply Chain operations; provided that any distribution to shareholders of the Company of 80% or more of the common stock of a subsidiary of the Company that holds, directly or indirectly, any such entire business or business line or all of the assets of any such entire business or business line shall constitute a distribution of the entirety of such business or business line or of all of the assets of any such entire business or business line for purposes of this definition.

If the same transaction or event results in a Change in Control under this clause (v) and under one or more of clauses (i), (ii), (iii) or (iv) of the definition of Change in Control, then such transaction or event shall be considered a Change in Control solely under such other clause or clauses and not under this clause (v).”

b.In order to effectuate the intended amendments, clause (v) of the definition of Change in Control for purposes of the 2019 PSU Award Agreement is hereby amended and restated in its entirety as set forth in Paragraph 1(a) above, except that the term “Measurement Date” as used in such language shall refer to December 31, 2019.

2.Except as expressly modified by this Letter Agreement, the PSU Award Agreements and the August 2021 Letter Agreement remain in full force and effect in accordance with their terms. This Letter Agreement shall be deemed to be made in the State of Delaware, and the validity, construction and effect of this Letter Agreement in all respects shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned parties have executed this letter agreement as of the date first written above.
                            XPO LOGISTICS, INC.
                            By:    ___________________________
                            Name:    ___________________________
                            Title:    ___________________________

                            Agreed to and Accepted:

                            _________________________
                            [Name]